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                                                                      Exhibit 11


                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Custodian, Transfer and Dividend Disbursing Agent, Independent Auditors and Legal Counsel" and "Financial Statements" in Post-Effective Amendment No. 66 under the Securities Act of 1933 and Amendment No. 68 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-56094) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Mutual Funds and to the incorporation by reference therein of our report dated May 15, 1998, with respect to the financial statements and financial highlights of Nicholas-Applegate Mutual Funds included in its Annual Report for the year ended March 31, 1998 filed with the Securities and Exchange Commission.


Los Angeles, California
August 5, 1998